                                            EXHIBIT 10.8
IBEX Management Incentive Plan
Directors and Above

1.1PURPOSE

1.2The Management Incentive Plan (the “MIP” or “the Plan”) is designed to be simple, attainable, rewarding, and to motivate Participants to achieve performance results based on Business Goals for the Plan Year.

1.3KEY DEFINITIONS

1.4“Board of Directors” means the Board of Directors of IBEX Limited, the Company’s parent.

1.5“Company” or “IBEX” means IBEX Global Solutions, Inc. and its eligible affiliates.

1.6“Compensation Committee” means the Compensation Committee of the Board of Directors.

1.7“Participant” means eligible employees in Director and above positions working for IBEX, if applicable, excluding sales commissioned employees.

1.8“Plan Year” means July 1, 2025 through June 30, 2026, inclusive. The Plan Year aligns with the Company’s Fiscal Year.

1.9“Business Goal” is the measurement of the Company’s financial performance established for the Plan Year and approved by the Compensation Committee. (See Appendix A)

1.10“Profit Before Taxes” means IBEX profit before taxes pre-MIP, as determined by the Compensation Committee and approved by the Board of Directors of IBEX.

1.11“Threshold” means the minimum goal that must be achieved before payment may be made under the Plan.

1.12“Target” means the Business Goal that must be achieved to pay at 100%.

1.13“Maximum” means the Business Goal that must be achieved to receive the highest level of payment.

1.14“Incentive Percent Eligibility” is determined by the eligible Participant’s job level and related criteria as approved by the CEO and the Compensation Committee.

1.15“Incentive Award” is the payment received for achieving the Business Goal based on Participant’s eligibility.

1.16“Base Pay” is the annualized basic salary at the time the Incentive Awards are calculated.

1.17“Designated Period” is a time within the Plan Year for which the Compensation Committee may approve payment of an Incentive Award.

1.1MEASUREMENT CRITERION AND METHODOLOGY

1.2Incentive Awards under the Plan are based on achievement of the Business Goal(s).

(a)The Business Goal(s) are approved by the Compensation Committee.
(b)The Business Goal(s) requires that the Company meet a minimum Threshold to warrant any payment of Incentive Awards to Participants. If the Threshold is not achieved, no Incentive Awards are payable.
(c)Once the Threshold is met, payment accelerates based on Business Goals up to the Maximum. (See Appendix A)

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(d)If Threshold for Participant’s Region/Client/Business Unit goals is not met, Company may determine to not pay out Participant’s portion of bonus tied to Company specific goals.
(e)For any overachievement payout to be considered, all gross margin dollar targets must be met and exceeded both on the basis of actual Foreign Exchange (FX) rates and budgeted FX rates.
(f)If full-year EBITDA target is exceeded, 20% of the EBITDA overachievement will be used for discretionary payouts at the sole discretion of the Company’s CEO.

1.18INCENTIVE AWARDS PAYMENT FROM THE PLAN

1.19Incentive Awards (if any) are calculated after finalization and release of financial results of Ibex Limited for the Designated Period are published through an official earnings release. Incentive Awards are approved by the Board of Directors before payout pursuant to the recommendations of the Company’s CEO, the Company’s CFO and the Compensation Committee before payout.

1.20Notwithstanding Section 4.1 of the Plan, the Board of Directors may, to the extent allowed by its bylaws and charter, delegate its authority to approve the Plan to the Compensation Committee and Compensation Committee may further delegate its responsibility to administer the Plan to the Company’s CEO.

1.21Approved Incentive Awards for each quarter and Plan Year are paid no later than the last paycheck of the second month following the close of the Designated Period, or as determined by the Company’s CEO. (See 4.1)

1.22The amount of a Participant’s Incentive Award payout, if any, equals the product of (1) a Participant’s Basic Pay at the time payment is calculated, (2) adjusted for any time not active in the Plan, (3) times the Participant’s Incentive Percent Eligibility, (4) times the Payout %.

1.23Payments for Q1 through Q3 are based on quarterly results, but are a draw against the full year payout and final full year results.

1.24Incentive Awards are paid as a lump sum cash payment, less legally required payroll taxes or legally required deductions, in accordance with each country’s payroll requirements and laws.

1.25In order to be paid an Incentive Award from the Plan, a Participant must be in “active” status on the payroll of the Company on the date the Incentive Awards are paid (“Active”) unless otherwise provided in any written agreement with the Participant or provided for differently in section 5.3 (b).

1.3PARTIAL-YEAR PARTICIPANT ELIGIBILITY

1.4New Hires and Promotions: Employees must be Active in an eligible position between July 1, 2025 and March 31, 2026 to participate in the Plan for this Plan Year. Any eligible employee who becomes a Participant during the Plan Year, as a new hire or due to promotion to a MIP eligible position, may, in the Company’s sole discretion, participate in the Plan on a pro-rata basis based on the nearest whole month of time in the Plan.

1.5Terminations:
If a Participant’s employment with the Company terminates during the Plan Year, the Participant ceases to be a Participant on the date employment is terminated, unless otherwise agreed to by the Company’s CEO in writing. Incentive Awards will neither be earned nor paid unless otherwise provided in a signed written agreement with the Participant or as required by law.

1.6Position Changes:
(a)If a Participant changes his or her position within the Company, voluntarily or involuntarily, during the Plan Year so that the Participant is no longer in a MIP eligible position, the Participant ceases to be a Participant on the effective date of the change. In such case, the Participant is no longer eligible to be paid an award from the Plan.

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(b)If a Participant changes his or her position from one MIP eligible position to another MIP eligible position during the Plan Year, the Participant will be paid any Incentive Award at the Incentive Percent Eligibility for the number of whole months in each position.

Example: A Participant in a Director position on July 1 is promoted to a Senior Director position on February 1. The Incentive Award is paid at the Director level Incentive Percent Eligibility from July through January and the Senior Director Incentive Percent Eligibility for February through June.

1.7Leaves of Absence:

(a)Participants on an approved leave of absence during the Plan Year are not eligible to receive Incentive Awards for the period of time to the nearest whole month of the leave of absence. Incentive Awards during the Designated Period will be prorated for the number of whole months of active employment and participation in the Plan.

(b)Participants on approved leave who are not actively at work on the payment date of Incentive Awards will be paid any Incentive Awards as soon on the first available regularly scheduled payroll following their return to work.

(c)United Kingdom Participants: Participants on maternity leave will have their Incentive Awards pro- rated for the time they are absent from work, but payment of Incentive Awards will include payment for a two-week period of compulsory maternity leave.

(d)Other countries: To the extent specials rules or laws relating to a Participant’s eligibility for Incentive Awards contradict the Company’s policies in Section 5.4 for payment related to leaves of absences, said specific country controlling laws related to leaves of absence shall apply.

1.26PLAN APPROVALS

1.27This Plan is subject to approval by the Compensation Committee and is effective only for the Plan Year July 1, 2025 through June 30, 2026. There is no assurance that this Plan will be renewed or any similar plan will be adopted in the future.

1.28CHANGEABILITY and ADMINISTRATION

1.29The Compensation Committee reserves the right to change, suspend or eliminate this Plan, in whole or in part, at any time, with or without notice to Participants. Participation in the Plan does not imply ongoing employment with the Company for any Participant. Changes to the Plan may only be made by the Compensation Committee and no employee of IBEX has any authority to modify or amend the terms of the Plan. The Plan is confidential and proprietary to IBEX and is administered by Global Human Resources.

1.30FORFEITURE of AWARDS:

1.31Any Participant who may have an otherwise earned Incentive Award under the Plan, but whose overall performance does not meet expectations at the time of payment of the Incentive Awards, as determined in the Company’s CEO and Compensation Committee’s sole discretion, is not eligible to receive payment under the Plan.

1.32Any Participant who manipulates or attempts to manipulate the Plan or any components of performance results for personal benefit will forfeit any potential Incentive Awards and is subject to Company disciplinary action up to and including termination of employment.

Signature Page and Appendix to Follow

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IBEX Management Incentive Plan – Directors and Above

Plan Year July 1, 2025 through June 30, 2026

SIGNATURE PAGE

Evidenced by my electronic signature statement in Workday, I understand, agree and accept the terms of this IBEX Management Incentive Plan – Directors and Above as stated herein including the Goals stated on Appendix A. I understand that I must execute my electronic signature statement in Workday within 30 days of receipt to activate my participation in the Plan. I also understand that no payments may be made to me under the Plan without this signed agreement.

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APPENDIX A
BUSINESS GOALS and PAYOUT METHODOLOGY

IBEX Management Incentive Plan
Director and Above

For Fiscal Year July 1, 2025 through June 30, 2026

Business Goal/Weighting:        Reported Adjusted EBITDA-Ibex Limited pre-MIP     75%                            Reported Revenue - Ibex Limited            25%

Payment Frequency:    Quarterly Payments – 50% of Participant’s target bonus will be paid in quarterly draw payments for Q1 – Q3. These payments are a draw against the full year payout and final full year results.

Full Year Payment – The final full year payout will be based on the full year results for each target. The full year payout will be less any draw payments made in Q1 – Q3.

Business Goal Targets:

Business Goal	Q1 Target	Q2 Target	Q3 Target	Q4 Target	FY Target
Reported Revenue – Ibex Limited (in millions)
Reported Adjusted EBITDA- Ibex Limited pre-MIP (in millions)
*Note: Targets will be reviewed quarterly and may be adjusted depending on business requirements.

Final payouts must be approved by the Company’s CEO, the Company’s CFO and the Compensation Committee.

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